UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 22, 2012
Coeur d'Alene Mines Corporation
(Exact name of registrant as specified in its charter)

IDAHO
(State or other jurisdiction of incorporation or organization)
1-8641 (Commission File Number)
82-0109423 (IRS Employer Identification No.)
505 Front Ave., P.O. Box “I” Coeur d'Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On October 22, 2012, September 2013 was set as the new trial date for the litigation between Coeur Rochester, Inc., a subsidiary of Coeur d'Alene Mines Corporation, and Rye Patch Gold Corp. and Rye Patch Gold US, Inc., relating to certain disputed unpatented federal mining claims. The new trial date was set following the October 12, 2012 order (the “Order”) of the Sixth Judicial District Court of Nevada vacating the original November 2012 trial date.
The Order was granted on Coeur Rochester's motion. Rye Patch had the opportunity to oppose Coeur Rochester's motion and argue to maintain the November 2012 trial date, but elected not to. Coeur Rochester's motion cited several important pending pre-trial issues yet to be resolved, including competing motions for partial summary judgment and the pending appellate proceedings relating to the District Court's appointment of the Special Master to assist in pre-trial matters. Coeur Rochester's motion also cited the substantial amount of discovery yet to be completed, which includes discovery to which Coeur Rochester is entitled from Rye Patch Gold Corp., the publicly-traded parent company of Rye Patch Gold US, Inc., and discovery related to defenses and claims raised by Rye Patch after the previous written discovery deadline.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2012	Coeur d'Alene Mines Corporation By: /s/ Frank L. Hanagarne Jr. Name:Frank L. Hanagarne Jr. Title: Senior Vice President and Chief Financial Officer